CASEY'S GENERAL STORES, INC.

NON-QUALIFIED SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN

TABLE OF CONTENTS

INTRODUCTION             Page

ARTICLE I     DEFINITIONS          1

ARTICLE II     PARTICIPATION           3

ARTICLE III        CONTRIBUTIONS          4

3.01         Company Contributions     4
3.02         Participant Contributions     4

ARTICLE IV     BENEFITS          5

4.01         Retirement Benefits     5
4.02         Limitations upon Payment of Benefits     5

ARTICLE V     CONTRIBUTION TO TRUST UPON
        A CHANGE OF CONTROL     7

ARTICLE VI     GENERAL PROVISIONS     8

6.01         Amendment          8
6.02         Employment Status          8
6.03         Rights to Plan Assets          8
6.04         Nonalienation of Benefits          8
6.05         Construction          8
6.06         Legal Actions          9
6.07         Word Usage          9

INTRODUCTION

Casey's General Stores, Inc. (the "Company") is establishing this "Nonqualified Supplemental Executive Retirement Plan" which has been designed as, and is intended to be, an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a nonqualified deferred compensation plan under the Internal Revenue Code of 1986, as amended. The Company agrees to operate the Plan according to the terms, provisions and conditions set forth in this plan instrument.

Any funds accumulated for purposes of providing benefits under the Plan are fully available to satisfy the claims of the Company’s creditors. Participants have no greater rights with regard to such funds than any other general creditor of the Company.

ARTICLE I

DEFINITIONS

"Benefit Date" means, for a Participant, the first day of the calendar year immediately following the calendar year in which his Retirement Date shall occur, upon which an amount of benefit shall be payable to him under this Plan.

     "Company" means Casey's General Stores, Inc., an Iowa corporation located in Ankeny, Iowa.

     "Contribution(s)" means the Company's Contributions as set out in Article III hereof.

     "Deemed Termination Date" means, for a Participant, the first day of the calendar year immediately following the calendar year during which, in the case of Lamberti, Lamb or Shull, he shall attain the age of 58 and, in the case of Harmon, he shall attain the age of 55.

     "Early Retirement Age" means, for a Participant, in the case of Lamberti or Lamb the age of 59 years, in the case of Shull the age of 58 years and in the case of Harmon the age of 55 years.

     "Effective Date" means the date as of which the Company's Board of Directors shall adopt and approve this Plan.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Investment Fund" means the total assets held under the Trust for the purpose of providing benefits for Participants. These funds result from Contributions made solely by the Company under the Plan. The Investment Fund is not held for the exclusive benefit of Participants or their spouses.

     "Life Expectancy" means the remaining life expectancy of a Participant determined in accordance with Section 20.2031 of the Federal Income Tax Regulations (or any proposed regulations) as amended from time to time.

    "Participant" means each of the following senior executive officers of the Company: Donald F. Lamberti ("Lamberti"), Ronald M. Lamb ("Lamb"), Douglas K. Shull ("Shull")

and John G. Harmon ("Harmon") (who are collectively referred to herein as the "Participants"). Each of the Participants shall remain a Participant under the Plan until he shall have received all benefits payment to the Participant or his spouse under this Plan or the Trust.

     "Plan" means the nonqualified supplemental executive retirement plan of the Company set forth in this document, including any later amendments to it.

     "Plan Administrator" means the person or persons who administer the Plan. The Plan Administrator is the Company.

    "Plan Year" means a twelve (12) consecutive month period ending on every December 31.

     "Retirement Date" means the earlier of:

     a. the first day of the month immediately following the month during which the Participant shall voluntarily terminate his employment with the Company after he shall attain his Early Retirement Age; or

     b. the first day of the month immediately following the month during which the Participant shall attain the age 65.

     "Salary" means the Participant's salary determined in accordance with his employment agreement with the Company in effect from time to time.

     "Trust" means the separate Trust created under that certain "Casey's General Stores, Inc. Non-Qualified Supplemental Executive Retirement Plan Trust Agreement," dated October 24, 1997, between the Company, as the grantor, and UMB Bank, n.a., as the Trustee, for the purpose of investment of Contributions made under the Plan. Any funds so held under the Trust are available to the general creditors of the Company.

     "Trustee" means UMB Bank, n.a., chosen by the Company to act as Trustee under the Trust.

ARTICLE II

PARTICIPATION

     Each Participant shall begin active participation in the Plan on the Effective Date.

ARTICLE III

CONTRIBUTIONS

     Section 3.01. COMPANY CONTRIBUTIONS. Except as otherwise required under Article V hereof, the Company shall make such Contributions to the Trust as the Board of Directors of the Company shall deem appropriate from time to time. All Contributions shall be forwarded by the Company to the Trustee to be held, invested and administered as the Investment Fund under the terms and conditions of the Trust. The investment of Contributions is governed by the provisions of the Trust.

    Section 3.02. PARTICIPANT CONTRIBUTIONS. This Plan does not permit or require contributions by the Participants.

ARTICLE IV

BENEFITS

    Section 4.01. RETIREMENT BENEFITS. Commencing with a Participant's Benefit Date, the Company shall pay (unless the requisite payment shall have been made pursuant to the Trust) to the Participant until his death and, following the Participant's death, to the Participant's surviving spouse, if any, until the earlier of (i) the expiration of the period ending on the twentieth (20th) anniversary of the Participant's Benefit Date or (ii) the death of the Participant's spouse, an annual retirement benefit in equal monthly installments determined as follows:

     a. The amount of the annual retirement benefit payable under this section for Lamberti (or for his spouse, as the case may be) shall be the sum equal to one-half (1/2) of his Salary for the Plan Year during which his Retirement Date shall occur.

    b. The amount of the annual retirement benefit payable under this section for Lamb (or for his spouse, as the case may be) shall be the sum equal to one-half (1/2) of his Salary for the Plan Year during which his Retirement Date shall occur.

     c. The amount of the annual retirement benefit payable under this section for Shull (or for his spouse, as the case may be) shall be the sum equal to one-third (1/3) of his Salary for the Plan Year during which he shall attain age 58 plus an additional amount equal to 2.4 percent of his Salary for each additional full year of his employment by the Company during the term commencing on the first day of the Plan Year during which he shall attain age 59 and ending on the last day of the Plan Year during which he shall attain age 65.

     d. The amount of the annual retirement benefit payable under this section for Harmon (or for his spouse, as the case may be) shall be the sum equal to one-fourth (1/4) of his Salary for the Plan Year during which he shall attain age 55 plus an additional amount equal to 5.0 percent of his Salary for each additional full year of his employment by the Company during the term commencing on the first day of the Plan Year during which he shall attain age 56 and ending on the last day of the Plan Year during which he shall attain age 60.

     Section 4.02 LIMITATIONS UPON PAYMENT OF BENEFITS. If a Participant's employment by the Company shall terminate before he shall attain his Early Retirement Age whether with or without Cause, or if a Participant's employment by the Company shall terminate for Cause, such Participant shall not be entitled to any benefit whatsoever under this Plan or the Trust. For purposes of this Plan, the term "Cause" shall mean (a) an act or acts of personal dishonesty taken by a Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company, (b) repeated violations by a Participant of the Participant's obligations under his Employment Agreement with the Company which demonstrate willful and deliberate conduct of the Participant and which are not remedied within a reasonable period of time after receipt of written notice from the Company or (c) the conviction of a Participant of a felony when his conviction is no longer subject to any direct judicial appeal.

ARTICLE V

CONTRIBUTION TO TRUST
UPON A CHANGE OF CONTROL

    Following a Change of Control or a Potential Change of Control (as those terms are defined in section 3 of the Trust), the Company shall make a Contribution to the Trust (in a manner permitted and at the time required under the Trust) equal to the Maximum Amount Payable less the then fair market value of all assets of the Trust (the "Excess"). For purposes of this Plan and the Trust, the term "Maximum Amount Payable" shall mean the sum of the benefit amounts determined as follows for Lamberti, Lamb, Shull and Harmon, respectively:

     a. For Lamberti, the amount equal to one-half (1/2) of his Salary for the Plan Year during which a Change of Control (or a Potential Change of Control, as the case may be) shall occur multiplied times the greater of (i) a number equal to the number of years of his Life Expectancy or (ii) twenty (20);

     b. For Lamb, the amount equal to one-half (1/2) of his Salary for the Plan Year during which a Change of Control (or a Potential Change of Control, as the case may be) shall occur multiplied times the greater of (i) a number equal to the number of years of his Life Expectancy or (ii) twenty (20);

    c. In the case of Shull, an amount equal to one-half (1/2) of his Salary for the Plan Year during which a Change of Control (or a Potential Change of Control, as the case may be) shall occur multiplied times the greater of (i) a number equal to the number of years of his Life Expectancy if he shall have then attained age 58 (or if he shall not have then attained age 58, the number of years of his Life Expectancy assuming he shall have then attained age 58) or (ii) twenty (20);

     d. In the case of Harmon, an amount equal to one-half (1/2) of his Salary for the Plan Year during which a Change of Control (or a Potential Change of Control, as the case may be) shall occur multiplied times the greater of (i) a number equal to the number of years of his Life Expectancy if he shall have then attained age 55 (or if he shall not have then attained age 55, the number of years of his Life Expectancy assuming he shall have then attained age 55) or (ii) twenty (20);

ARTICLE VI

GENERAL PROVISIONS

     Section 6.01. AMENDMENT. The Company may amend this Plan at any time, including any remedial retroactive changes (within the specified period of time as may be determined by Internal Revenue Service regulations) to comply with the requirements of any law or regulation issued by any governmental agency to which the Company or this Plan is subject. The Company may not otherwise amend this Plan without the prior written consent of all the Participants or their legal representatives.

    Section 6.02. EMPLOYMENT STATUS. Nothing contained in this Plan gives a Participant the right to be retained in the Company's employ or to interfere with the Company's right to discharge any Participant.

     Section 6.03. RIGHTS TO PLAN ASSETS. No Participant shall have any right to or interest in any assets of the Plan upon termination of his employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Participant or to his spouse in accordance with the Plan.

    Any final payment or distribution to a Participant or his legal representative or to the spouse of such Participant under the Plan shall be in full satisfaction of all claims against the Plan and the Company arising under or by virtue of the Plan.

    Section 6.04. NONALIENATION OF BENEFITS. Benefits payable under the Plan are not subject to the claims of any creditor of any Participant or his spouse.

Participant or his spouse does not have any right to alienate, anticipate, commute, pledge, encumber or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in ERISA Section 206(d), or any domestic relations order entered before January 1, 1985.

     Section 6.05. CONSTRUCTION. The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state of Iowa. In case any provision of the Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

     Section 6.06. LEGAL ACTIONS. The Plan and the Plan Administrator are the necessary parties to any action or proceeding involving the assets held with respect to the Plan or administration of the Plan. No person employed by the Company, Participant, former Participant, the spouse of a Participant or any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

     Section 6.07. WORD USAGE. The masculine gender, where used in this Plan, shall include the feminine gender and the singular words as used in this Plan may include the plural, unless the context indicates otherwise.

Executed this 24th day of October, 1997.

        CASEY'S GENERAL STORES, INC.

             By: /s/ Ronald M. Lamb
             ------------------------------
             President and C.O.O.
             ------------------------------
            Title

AMENDMENT OF THE
CASEY’S GENERAL STORES, INC. NON-QUALIFIED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, the Company has adopted and is the sponsor of the Casey’s General Stores, Inc. Non-Qualified Supplemental Executive Retirement Plan (the “Plan”) created under the terms of an agreement dated October 24, 1997;
WHEREAS, pursuant to Section 6.1 of the Plan, the Company may amend the Plan with the consent of the Participants, namely, Donald F. Lamberti, Ronald M. Lamb and John G. Harmon, all of whom have expressed their consent to amend the Plan to reflect the following resolutions;
NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

1.	by amending subparagraph b. of the definition of “Retirement Date” to read as follows:
b. the first day of the month immediately following the month during which the Participant shall retire in accordance with his employment agreement with the Company as in effect from time to time.

2.	by amending subparagraph d. of Section 4.01 to read as follows:
d. The amount of the annual retirement benefit payable under this section for Harmon (or for his spouse, as the case may be) shall be the sum equal to one-fourth ( 1/4) of the amount of $285,000, plus an additional amount equal to 5 percent of the amount of $285,000 for each additional full year of his employment by the Company during the term commencing on the first day of the calendar year during which he shall attain age 56 and ending on the last day of the Plan Year during which he shall attain age 60.

3.	by amending Article V, paragraph d. of the Plan to read as follows:
d. In the case of Harmon, an amount equal to one-half ( 1/2) of the amount of $285,000 multiplied times the greater of (i) a number equal to the number of years of his Life Expectancy (as defined in the Plan) if he shall have then attained age 55 (or, if he shall not have then attained age 55, the number of years of his Life Expectancy assuming he shall have then attained age 55) or (ii) twenty (20).

4.	by adding the following new section 6.08:
Section 6.08. Application of Code Section 409A. If payment to a Participant of any amount that is “deferred compensation” subject to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), at the time otherwise payable under this Plan would subject such payment to additional tax under Code section 409A(a)(1)(B), and if the payment of such amount at a later date would avoid any such additional tax, then the payment of such amount shall be deferred until the later of (i) the date of payment specified in this Plan, or (ii) the earliest date on which such payment can be paid without incurring any such additional tax. If this provision requires a deferral of any payment beyond the date specified in the foregoing provisions of this Plan, such payment shall be accumulated and paid in a single lump sum on the subsequent date on which such payment can be paid without incurring such additional tax.
BE IT FURTHER RESOLVED that the provisions of the Plan not amended by the foregoing resolutions, which are incorporated herein by this reference, are hereby in all respects authorized, approved and confirmed.
Approved: July 12, 2006

CASEY’S GENERAL STORES, INC.

By:	/s/ Robert J. Myers
Robert J. Myers, Chief Executive Officer